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                                                                        EXHIBIT
                                                                           23.1

                   CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in these registration statements of DM Management Company and subsidiary on Form S-8 (File Nos. 33-71266, 33-71776, 33-72166, 33-86982, 333-03845, 333-42183, 333-53915 and 333-53917)
of our reports dated February 5, 1999, except for Note D, as to which the date is March 1, 1999, on our audits of the consolidated financial statements and financial statement schedule of DM Management Company and subsidiary as of December 26, 1998 and December 27, 1997 and for each of the two years in the period ended December 26, 1998, the six month period ended December 28, 1996 and the twelve month period ended June 29, 1996, which reports are included in this Annual Report on Form 10-K.

                                                     PricewaterhouseCoopers LLP

Boston, Massachusetts
March 24, 1999